UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 30, 2003


                             HEALTHSOUTH Corporation
                             -----------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

                    1-10315                    63-0860407
                    -------                    ----------
           (Commission File Number) (IRS Employer Identification No.)


               One HealthSouth Parkway, Birmingham, Alabama 35243
               --------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                                 (205) 967-7116
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

ITEM 9. Regulation FD Disclosure.

         On June 30, 2003, registrant issued a press release entitled "HEALTHSOUTH TO PROVIDE BUSINESS UPDATE ON JULY 7, 2003"

         The text of the release is as follows:

News From

                     [HEALTHSOUTH CORPORATION LOGO OMITTED]

June 30, 2003
Media Contact: Andy Brimmer, 205-410-2777


HEALTHSOUTH TO PROVIDE BUSINESS UPDATE ON JULY 7, 2003

BIRMINGHAM, ALABAMA - HealthSouth Corporation (OTC Pink Sheets: HLSH) today announced that it will hold a meeting for creditors and stockholders in New York City on Monday, July 7, 2003, at 3:00 pm Eastern Time, to review its preliminary business plan and to provide current financial projections for the next twelve months. The meeting will be hosted by Joel C. Gordon, Interim Chairman of the Board, Robert P. May, Interim Chief Executive Officer, and Bryan Marsal, Chief Restructuring Officer.

Individuals may access the meeting by phone by dialing 888-913-9967. International callers should dial 773-756-4625. A digital recording will be available, beginning two hours after the completion of the meeting, from July 7, 2003 to July 17, 2003. To access the recording, please dial 800-839-2153 and enter the pass code 3393. International callers should dial 402-998-1179.

A live Internet broadcast will also be available at www.healthsouth.com by clicking on an available link. The Webcast will be archived for replay purposes for one week after the live broadcast on the same Website.

A copy of the slide presentation that HealthSouth plans to use during the meeting will be filed with the U.S. Securities and Exchange Commission and will also be posted on the Company's website at www.healthsouth.com.

The location for the meeting will be announced at a later date.

HealthSouth is the nation's largest provider of outpatient surgery, diagnostic imaging and rehabilitative healthcare services, with nearly 1,700 locations in all 50 states and abroad. HealthSouth can be found on the Web at www.healthsouth.com.
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

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     HEALTHSOUTH CORPORATION


                                       By: /s/ Guy Sansone
                                          --------------------------------------
                                          Name:  Guy Sansone
                                          Title:  Acting Chief Financial Officer


   Dated: June 30, 2003